UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 30, 2016

(Date of earliest event reported)

CA, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9247	13-2857434
(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(800) 225-5224

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2016, CA Europe Sàrl (“Purchaser”), an existing, wholly owned subsidiary of CA, Inc. (the “Company”), entered into an agreement with Unicorn Luxembourg II S.à r.l., a company incorporated under the laws of Luxembourg (“Seller”), to acquire 100% of the equity interests in Seller’s wholly owned subsidiary Automic Holding GmbH (“Automic”), a company incorporated under the laws of Austria and engaged, through its wholly owned subsidiaries, in the development and sale of IT solutions (such agreement, the “Purchase Agreement”).

Pursuant to the Purchase Agreement, and subject to the terms and conditions contained therein, Purchaser will acquire Automic for aggregate cash consideration of approximately EUR 600 million. The cash consideration is net of cash and cash equivalents acquired of approximately EUR 27 million, and consists of (i) a purchase price payable to Seller of approximately EUR 411 million for equity interests in Automic and (ii) amounts payable in connection with the satisfaction of certain financial indebtedness of Automic. The purchase price payable to Seller is subject to certain adjustments as described in the Purchase Agreement.

The closing of the transaction is generally subject to the satisfaction of customary closing conditions, including, among others, the receipt of required antitrust regulatory approvals.

The Purchase Agreement contains customary representations, warranties and covenants, and termination provisions, and provides for indemnification by Seller in certain circumstances.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. There can be no assurance that the conditions to closing referenced above will be satisfied or that the transaction will be completed as provided in the Purchase Agreement.

Item 7.01	Regulation FD Disclosure.

On December 1, 2016, the Company issued a press release announcing entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement for the Sale and Purchase of all shares in Automic Holding GmbH, dated as of November 30, 2016, between Unicorn Luxembourg II S.à r.l. and CA Europe Sàrl. (Certain schedules referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.)

99.1	Press release of CA, Inc. dated December 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date: December 1, 2016	By:	/s/ Michael C. Bisignano
Michael C. Bisignano
Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement for the Sale and Purchase of all shares in Automic Holding GmbH, dated as of November 30, 2016, between Unicorn Luxembourg II S.à r.l. and CA Europe Sàrl. (Certain schedules referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.)

99.1	Press release of CA, Inc. dated December 1, 2016.